EXHIBIT 10.2

URGENT CARE CENTER DEVELOPMENT AGREEMENT

THIS URGENT CARE CENTER DEVELOPMENT AGREEMENT (this “Agreement”) is entered as of November 26, 2021 (the “Effective Date”), by and between Advance Care Medical Holdings, Inc. (“Tenant”) a wholly owned subsidiary of Healthcare Solutions Holdings, Inc. and its parent company Healthcare Solutions Management Group, Inc. (“HSMG”), each a Delaware corporation and Jameson, LLC DBA American Development Partners, a Tennessee limited liability company (together with its subsidiaries, related parties, successors-in-interests, and affiliates, “Developer”). Tenant and Developer may be referred to herein separately as a “Party” and together as the “Parties.”

WHEREAS, Developer is a developer of real property; and

WHEREAS, Tenant is the operator of Urgent and Comprehensive Care Centers;

WHEREAS, the Parties acknowledge that Developer shall receive a Developer’s Fee (as hereinafter defined) in connection with each Qualified Project (as hereinafter defined); and

WHEREAS, Tenant and Developer desire to enter into a mutually beneficial multi-unit development plan, all on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements, promises and undertakings set forth in this Agreement and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties, intending to be bound by this Agreement, agree as follows:

1. Definitions. The terms have the following meanings as used in this Agreement:

(a)	“Agreement” shall have the meaning set forth in the recitals.

(b)	“Building” means the building and other improvements to be constructed as part of the Project.

(c)	“Concept” means Urgent and Comprehensive Care Centers Units

(d)	“Confidential Information” shall have the meaning set forth in Section 5 below.

(e)	“Developer” shall have the meaning set forth in the recitals.

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(f)	“Developer’s Fee” means a fixed fee equal to ten percent (10%) of the Total Development Costs.

(g)	“Effective Date” shall have the meaning set forth in the recitals.

(h)	“Landlord” means the landlord under the applicable Lease Agreement.

(i)	“Lease Agreement” shall have the meaning set forth in Section 3 below.

(j)	“Party” shall have the meaning set forth in the recitals.

(k)	“Project” means a real estate project for the acquisition, development, and development of real estate for use and operation as the Concept.

(l)	“Property” means real property that is the subject of the Project.

(m)	“Land Cost” means the gross purchase price paid by Landlord to acquire the Property.

(n)	“Qualified Project” means a Project that satisfies the following conditions (all as determined in the reasonable discretion of the Developer and Tenant):

i.	Developer has entered into a valid and binding contract to purchase the Property.
ii.	All material approvals from the Tenant of the Concept have been obtained.
iii.	Developer has identified an investor to acquire the Property (the “Investor”).
iv.	The Investor has approved the Project.
v.	The Investor has secured financing with respect to the acquisition and development of the Property, including, but not limited to, a loan commitment or equity approval.

(q)	“Rent Factor” shall have the meaning set forth in Section 3(a) below.

(r)	“Representatives” shall have the meaning set forth in Section 6 below.

(s)	“Tenant” shall have the meaning set forth in the recitals.

(t)

“Total Development Costs” means all direct or indirect costs incurred in connection with the acquisition and development of the Property and construction of the Building with respect to a Qualified Project, including, without limitation, construction costs; architectural design, engineering design; legal and accounting fees; project management expenses; assessments; permits; utility and impact fees; soils investigations; environmental studies; appraisal fees; financing fees, interest and costs; travel; bond premiums and insurance; brokerage fees and all other costs that are typically incurred in construction or development.

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2. Qualified Projects. During the Term of this Agreement, Developer shall use commercially reasonable efforts to present Tenant with Qualified Projects. During the Term of this Agreement, Developer shall present Tenant with seventy-five (75) Qualified Projects per year, Tenant is not required to accept a Qualified Project. Tenant shall enter into five hundred (500) Lease Agreements (the “Tenant Commitment”) with an option for two hundred (200) additional units with anticipated development costs to be approximately four million five hundred thousand dollars ($4,500,000) a unit (actual costs will vary based on individual projects) or a total initial commitment of approximately two billion two hundred and fifty million dollars ($2,250,000,000.00) with an option for an additional nine hundred million dollars ($900,000,000); provided that each Lease Agreement relates to a Qualified Project. Developer has the exclusive rights to develop single tenant Advance Care Medical Urgent and Comprehensive Care Center units on a nationwide basis for Tenant. Tenant shall not be precluded from reviewing or contracting with other individual properties or developers to develop Projects and Concept. Tenant has exclusive right to be presented with Developer’s Projects suitable for Comprehensive Care Center Concept development. Developer shall not offer or contract with any other individual, entity, tenants, or parties to present or develop Concepts or Projects in competition with single site or multi-site locations of Tenant or HSMG.

3. Lease Agreements. If Developer presents Tenant with a Qualified Project, then, within thirty (30) days after the date upon which Developer presents Tenant with a Qualified Project, Tenant and Landlord shall enter into a lease agreement for the Property (each, a “Lease Agreement”), which lease shall include the following terms and provisions, among others (unless otherwise agreed upon in writing by the Developer): All total project cost including land and developer fee X Rent Factor factored at a 9 CAP or 10 CAP to be determined per project, volume of units and equity negotiations.

(a)

Base rent during the first year of the lease term shall be equal to the product of a percentage (the “Rent Factor”) multiplied by the sum of the Total Development Costs, the Land Cost and the Developer’s Fee. The Rent Factor shall be equal to, at the effective date of the applicable Lease Agreement. The resulting initial base rent during the first year of the lease term shall equal: (Total Development Costs + Land Cost + Developer’s Fee) X Rent Factor.

(b)	Base rent may increase two percent (2%) annually.

(c)	The lease shall be a triple net lease. Tenant shall pay insurance, taxes, common area maintenance charges and shall pay for and perform all maintenance with respect to the Building and the Property.

(d)	The initial term of lease shall be Twenty (20) years with two (2) renewal options of five (5) years each.

(e)	The term of the lease shall commence upon the date that the lease is executed by Tenant and Landlord.

(f)	Guarantor - Advance Care Medical Holdings, Inc. (“Tenant”) a wholly owned subsidiary of Healthcare Solutions Holdings, Inc.

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(g)	Tenant will remain on the lease the entire term of the lease.

(h)	Lease Agreement shall be contingent upon Landlord acquiring fee simple title to the Property.

(i)	If Investor does not timely develop the project within 12 months of land or building acquisition, Tenant may terminate the lease and shall not be estopped from claiming breach.

4. Term; Termination.

(a)

The term of this Agreement (“Term”) shall commence on the Effective Date and shall terminate on the earlier of (i) the date that is ten (10) years after the execution of this Agreement and (ii) the date that Tenant satisfies the Tenant Commitment:

(b)	Any Party may terminate this Agreement, effective upon written notice to the other Party (the “Defaulting Party”), if the Defaulting Party:

i.

Breaches this Agreement, and such breach is incapable of cure, or with respect to a breach capable of cure, the Defaulting Party does not cure such breach within thirty (30) days after receipt of written notice of such breach.

ii.	Becomes insolvent or admits its inability to pay its debts generally as they become due.

iii.

Becomes subject, voluntarily, or involuntarily, to any proceeding under any domestic or foreign bankruptcy or insolvency law, which is not fully stayed within seven business days or is not dismissed or vacated within forty-five (45) days after filing.

iv.	Is dissolved, liquidated, or takes any corporate action for such purpose.

v.	Makes a general assignment for the benefit of creditors.

vi.	Has a receiver, trustee, custodian, or similar agent appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business.

vii.	For clarification, any of the forgoing with respect to leases shall not serve as breach to terminate this Agreement.

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5. Confidential Information. The Parties shall maintain and receive in the strictest confidence all information (whether written or oral), which is in the nature of a trade secret or is the confidential business information of the other Party hereto (“Confidential Information”); provided, however, the Parties shall be permitted to share the Confidential Information with any affiliate, related party or any of their respective members, managers, officer, directors, independent contractors, or employees, and its attorneys, agents and representatives, provided all such parties are subject to confidentiality agreements. The Parties hereto shall keep confidential the existence of this Agreement and the terms and conditions contained herein as well as anything that has been revealed or discussed during the negotiations preceding this Agreement. This Section shall survive the termination of this Agreement. Notwithstanding the foregoing, no obligation of confidentiality applies to any information of either Party obtained by the other which is: (a) in the public domain, other than by a breach of this Agreement on the part of the recipient, (b) rightfully received without any obligation of confidentiality without breach of this Agreement, (c) independently developed, or (d) already possessed without obligation of confidentiality.

6. Limitation of Liability. IN NO EVENT SHALL TENANT, HSMG or DEVELOPER BE LIABLE TO EACH OTHER FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS OR GOODWILL, FOR ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT, ITS SUBJECT MATTER OR PERFORMANCE HEREUNDER, WHETHER SUCH LIABILITY IS ASSERTED ON THE BASIS OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. TENANT AND HSMG’S TOTAL LIABILITY FOR ANY CAUSE OF ACTION, CLAIM, DAMAGES, FEES, COSTS OR EXPENSES UNDER THIS AGREEMENT SHALL BE LIMITED TO $3 MILLION US DOLLARS. FOR EITHER PARTY TOTAL LIABILITY S FOR ANY CAUSE OF ACTION, CLAIM, DAMAGES, FEES, COSTS OR EXPENSES UNDER THIS AGREEMENT SHALL BE LIMITED TO THE GREATER OF $ 3 MILLION US DOLLARS OR THE AMOUNTS PAID BY TENANT OR HSMG TO DEVELOPER IN CONNECTION HEREWITH DURING THE TWELVE (12) MONTHS IMMEDIATELY PRECEDING THE DATE ON WHICH THE CLAIM AT ISSUE AROSE. EACH PARTY ACKNOWLEDGES AND AGREES THAT THIS SECTION REPRESENTS A REASONABLE ALLOCATION OF RISK AND THAT, IN THE ABSENCE OF THESE LIMITATIONS OF LIABILITY, THE TERMS OF THIS AGREEMENT WOULD BE SUBSTANTIALLY DIFFERENT. THE PARTIES ACKNOWLEDGE THAT THIS LIABILITY CAP DOES NOT APPLY TO LEASES AND PROJECT AGREEMENTS HEREUNDER WHICH SHALL HAVE THEIR OWN LIMITATIONS OF LIABILITY SET FORTH THEREIN.

7. Remedies. If the either Party breaches or threatens to breach any provision of this Agreement, the other Party shall be entitled to seek injunctive relief in any court of competent jurisdiction for the breach or threatened breach of this Agreement in addition to any other remedies in law or equity. This provision does not alter any other remedies available to either Party.

8. Waiver. No waiver by any Party of any of the provisions of this Agreement shall be effective unless explicitly set forth in writing and signed by the Party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

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9. No Assignment. This Agreement may not be assigned by Tenant or HSMG, in whole or in part, without the prior written consent of Developer. This Agreement may not be assigned by Developer, in whole or in part, without the prior written consent of Tenant and HSMG.

10. Governing Law. This Agreement shall be construed under the laws of the State of Delaware, without regard to the conflict of law provisions and exclusive venue for any action arising under this Agreement shall lie solely in the State of Delaware. Parties agree to venue in the State of Delaware.

11. Severability. If any provision of this Agreement is inconsistent or contrary to any applicable law, rule, or regulation, then said provisions shall be deemed to be modified to the extent required to comply with said law, rule, or regulation and as so modified, said provision and this Agreement shall continue in full force and effect.

12. Entire Agreement; Modifications. This Agreement constitutes the full and complete understanding and agreement of the Parties with respect to the subject matter covered herein and supersedes all prior and contemporaneous oral or written understandings and agreements with respect thereto. This Agreement may be modified only by a written amendment signed by the authorized representatives of the Parties.

13. Notices. Any notice under this Agreement will be in writing and will be deemed to have been duly given if a copy is sent by email with acknowledge receipt to the undersigned when: (1) delivered personally, or (2) three days after such notice is deposited in the United States mail, registered, postage prepaid, or (3) three business days after such notice is deposited with a nationally recognized overnight courier, and addressed to each Party at such Party’s address shown on the signature page to this Agreement, or to such other address as a Party may have theretofore designated in writing to the other Party.

14. Counterparts. This Agreement may be executed in counterparts that together shall constitute a single agreement. Delivery of a copy of this Agreement bearing an original signature by facsimile transmission or by electronic mail in “portable document format” form shall have the same effect as physical delivery of the paper document bearing the original signature.

15. WAIVER OF JURY TRIAL. EACH PARTY, AS A CONDITION OF ITS RIGHT TO ENFORCE OR DEFEND ANY RIGHT UNDER OR IN CONNECTION WITH THIS AGREEMENT, WAIVES ANY RIGHT TO A TRIAL BY JURY AND AGREES THAT ANY ACTION SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

16. Further Assurances. Each Party agrees to execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken all such further or other actions as are reasonably necessary or desirable upon the request of any other Party to more fully effectuate the purposes and intent of this Agreement.

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17. Successors and Assigns. This Agreement is binding on and inures to the benefit of the Parties and their respective successors and permitted assigns.

18. Force Majeure. Any delay or failure of any Party to perform its obligations under this Agreement will be excused to the extent that the delay or failure was caused directly by an event beyond such Party’s control, without such Party’s fault or negligence and that by its nature could not have been foreseen by such Party or, if it could have been foreseen, was unavoidable (which events may include natural disasters, embargoes, explosions, riots, wars, or acts of terrorism) (each, a “Force Majeure Event”). Either Party shall give other Party prompt written notice of any event or circumstance that is reasonably likely to result in a Force Majeure Event, and the anticipated duration of such Force Majeure Event. Parties shall use all diligent efforts to end the Force Majeure Event, ensure that the effects of any Force Majeure Event are minimized and resume full performance under this Agreement.

19. Authority. Each Party represents and warrants that (a) it has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder, (b) this Agreement is the binding legal obligation of such Party, enforceable against such Party in accordance with its terms, and (c) in performing this Agreement, it will materially comply in all respects with all applicable laws and regulations.

[Signature page follows]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

HSMG:

Healthcare Solutions Management Group, Inc.

By:	/s/ Justin Smith
Name:	Justin Smith
Title:	Executive Chairman of the board

Address:

3 School St

Suite 303

Glen Cove, NY 11542

TENANT:

Advance Care Medical Holdings, Inc.

By:
Name:
Title:

Address:

3 School Street

Suite 303

Glen Cove, NY 11542

[Signatures continue on the following page.]

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DEVELOPER:

Jameson LLC DBA AMERICAN DEVELOPMENT PARTNERS

By:
Name:
Title:

Address:

PO BOX 681982

Franklin, TN 37064

Attn: Manny Butera

With copy to:

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